UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 31, 2008

Lakeland Industries, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	000-15535	13-3115216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York  11779-7410
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (631) 981-9700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2008, Lakeland Industries, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Gary Pokrassa, the Chief Financial Officer of the Company.  The term of the Agreement is two years, from January 31, 2008 through January 31, 2010.

During the term of the Agreement, Mr. Pokrassa will receive an annual base salary of $225,000 and, beginning in 2009, in May of each year, he may be awarded a discretionary bonus based on an increase in after tax earnings measured from the prior year end.  The bonus may be comprised of both cash and restricted stock having a value calculated as follows: (i) each penny increase in earnings per share from $0.70 to $0.93 will be multiplied by $2,000 and paid in cash; and (ii) each penny increase in earnings per share above $0.93 will be multiplied by $1,000 and paid in the form of a grant of restricted stock.

Mr. Pokrassa is also entitled to a $750 per month car allowance, participation in the Company’s pension plan, profit sharing plan, medical and disability plans, stock appreciation rights plan, stock option plans and/or ESOPs, and 401(k) plan, when any such plans become effective, 4 weeks of vacation, reimbursement of dues and expenses that are necessary and proper in the conduct of the Company’s business, and such other benefits as may be provided to the Company’s officers and employees.

The Company can terminate Mr. Pokrassa’s employment for “cause,” as defined below, in which case, within 30 days of such termination, he will be entitled to: (i) the portion of his base salary that is accrued, but unpaid, as of the date of termination; and (ii) any other benefits that accrued prior to the date of termination.  “Cause” is defined in the Agreement to include Mr. Pokrassa’s: (i) failure to substantially perform his duties, after a written demand for such performance is delivered to him, which identifies the manner in which he has not performed his duties; (ii) commission of an act of fraud, theft, misappropriation, dishonesty or embezzlement; (iii) conviction for a felony or pleading nolo contendere to a felony; (iv) failure to follow a lawful directive of management; or (v) material breach of any provision of the Agreement.

If the Company terminates Mr. Pokrassa’s employment for any reason other than as described above, he will be entitled to: (i) 6 months’ base salary; and (ii) any bonus due to him on the date of termination.

The Agreement also contains customary non-competition and non-solicitation covenants that bind Mr. Pokrassa during the term of the Agreement and for one year thereafter.

The foregoing brief summary of the Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following have been filed as exhibits to this Form 8-K:

10.1	Employment Agreement, dated January 31, 2008, between Lakeland Industries, Inc. and Gary Pokrassa

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: February 6, 2008	By:	/s/ Christopher J. Ryan
	Name:	Christopher J. Ryan
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement, dated January 31, 2008, between Lakeland Industries, Inc. and Gary Pokrassa

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